                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: SEPTEMBER 17, 1999


                      HIGH VOLTAGE ENGINEERING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                           1-4737                            04-2035796
-------------------------------------- ----------------------------------- -----------------------
  (State or Other Jurisdiction of         (Commission File Number)         (I.R.S. Employer
           Incorporation)                                                  Identification No.)


         401 EDGEWATER PLACE, SUITE 680, WAKEFIELD, MASSACHUSETTS 01880
         --------------------------------------------------------------
                     Address of principal executive offices


       Registrant's telephone number, including area code: (781) 224-1001

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 2, 1999, the Registrant consummated the purchase of all of the outstanding capital stock of Charles Evans & Associates, a California corporation ("CEA"), from the holders thereof (the "CEA Stockholders"), for an aggregate cash purchase price of $35,000,000 plus an amount equal to the incremental state and federal income tax to be paid by the CEA Stockholders as a result of the election by the parties to treat the acquisition of such stock as an asset sale under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, such amount to be determined after the closing based upon the allocation of the purchase price among the assets of CEA as of the closing date. The Registrant used cash on hand to fund the purchase price for the stock of CEA. Charles Evans & Associates, whose principal executive offices are located in Redwood City, California, is engaged in the provision of surface analysis services to industrial and governmental clients, including in particular the semiconductor manufacturing industry.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.




Board of Directors
Charles Evans & Associates
Redwood City, California


                                           INDEPENDENT AUDITORS' REPORT

We have audited the balance sheet of Charles Evans & Associates as of December 31, 1998 and the related statement of operations, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Charles Evans & Associates as of December 31, 1998, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          Frank, Rimerman & Co. LLP

August 13, 1999

                                                   ASSETS

                                                                                                December 31,
                                                                                                    1998
                                                                                          ------------------
Current Assets
     Cash                                                                                 $        1,470,047
     Accounts receivable, net                                                                      3,484,691
     Income tax receivable                                                                            16,533
     Prepaid expenses and other current assets                                                       294,500
     Current portion of notes receivable from employees                                               26,629
                                                                                          ------------------
              Total current assets                                                                 5,292,400

Property and Equipment, net                                                                        7,241,202

Investment in Affiliates                                                                             525,547

Other Assets                                                                                       1,752,885
                                                                                          ------------------
                                                                                          $       14,812,034
                                                                                          ------------------
                                                                                          ------------------

                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
     Accounts payable                                                                     $          298,894
     Accrued liabilities                                                                             909,700
     Current portion of long-term obligations                                                      2,612,686
     Current deferred income taxes                                                                    50,000
                                                                                          ------------------
              Total current liabilities                                                            3,871,280

Deferred Rent                                                                                        108,928

Long-Term Obligations, net of current portion                                                     13,355,981

Deferred Income Taxes                                                                                 44,000

Commitments and Contingencies (Notes 2, 3, 5 and 10)

Shareholders' Equity (Deficit):
     Common stock, no par value: 2,000,000 shares authorized;
       829,275 shares outstanding                                                                    524,224
     Retained earnings                                                                             3,892,790
     Unearned ESOP shares                                                                         (6,985,169)
                                                                                          ------------------
              Net stockholders' deficit                                                           (2,568,155)
                                                                                          ------------------
                                                                                          $       14,812,034
                                                                                          ------------------
                                                                                          ------------------



                                                                                               December 31,
                                                                                                   1998
                                                                                          ------------------

Revenues                                                                                  $       22,525,124

Costs and Expenses
     Cost of revenues                                                                             17,349,558
     Marketing, general and administrative                                                         3,783,223
                                                                                          ------------------
              Total costs and expenses                                                            21,132,781
                                                                                          ------------------

Income from Operations                                                                             1,392,343

Other Income (Expense)
     Interest expense, net                                                                        (1,094,047)
     Other income, net                                                                                16,870
                                                                                          ------------------
              Total other income (expense)                                                        (1,077,177)
                                                                                          ------------------
Income before Loss from Equity Investments in
  Affiliates, Income Taxes and Extraordinary Item                                                    315,166

Loss from Equity Investments in Affiliates                                                           (12,335)
                                                                                          ------------------
Income before Income Taxes and Extraordinary Item                                                    302,831

State Income Tax Expense                                                                             (38,493)
                                                                                          ------------------
Income before Extraordinary Item                                                                     264,338

Extraordinary Loss on Early Extinguishment of Debt, net of tax                                      (285,502)
                                                                                          ------------------

Net Loss                                                                                  $          (21,164)
                                                                                          ------------------
                                                                                          ------------------

                                                       Common Stock
                                        ---------------------------------------

                                                                                           Retained
                                                Shares                Amount               Earnings
                                          ------------------    -----------------    ------------------
Balance, December 31, 1997                           832,425    $         524,424    $        5,683,680

Exercise of Employee Stock Options                     5,100               30,600                     -

Repurchase of Common Stock                            (8,250)             (30,800)             (185,268)

ESOP Loan                                                  -                    -                     -

Reduction in ESOP Loan                                     -                    -                     -

Net Loss                                                   -                    -               (21,164)

Distributions to Shareholders                              -                    -            (1,584,458)
                                          ------------------    -----------------    ------------------

Balance, December 31, 1998                           829,275    $         524,224    $        3,892,790
                                          ------------------    -----------------    ------------------
                                          ------------------    -----------------    ------------------


                                               Unearned                Total
                                                 ESOP              Shareholders'
                                                Shares           Equity (Deficit)
                                          ------------------    -----------------
Balance, December 31, 1997                $               -     $       6,208,104


Exercise of Employee Stock Options                        -                30,600

Repurchase of Common Stock                                -              (216,068)

ESOP Loan                                        (7,500,000)           (7,500,000)

Reduction in ESOP Loan                              514,831               514,831

Net Loss                                                  -               (21,164)

Distributions to Shareholders                             -            (1,584,458)
                                          ------------------    -----------------
                                          ------------------    -----------------

Balance, December 31, 1998                $      (6,985,169)    $      (2,568,155)

                                                                                           December 31,
                                                                                               1998
                                                                                     ------------------
Cash Flows from Operating Activities
     Net loss                                                                        $          (21,164)
     Reconciliation of net loss to net cash provided by
       operating activities:
         Depreciation and amortization                                                        3,110,816
         Loss from equity investments in affiliates                                              12,335
         Provision for doubtful accounts receivable                                             (60,000)
         Deferred income taxes                                                                   20,000
         Gain on sale property and equipment                                                       (465)
         Changes in assets and liabilities:
              Accounts receivable                                                             1,664,567
              Income tax receivable                                                             (29,530)
              Prepaid expenses and other current assets                                         151,346
              Other assets                                                                      (75,271)
              Accounts payable                                                                  (13,621)
              Accrued liabilities                                                               (49,590)
              Deferred rent                                                                      59,382
                                                                                     ------------------
                  Net cash provided by operating activities                                   4,768,805

Cash Flows from Investing Activities
     Purchase of property and equipment                                                      (1,752,736)
     Proceeds from sale of property and equipment                                                 6,000
     Advances under notes receivable                                                            (81,394)
     Collection of notes receivable                                                              22,580
     Loan to ESOP                                                                            (7,500,000)
     Proceeds from payments on loan to ESOP                                                     514,831
                                                                                     ------------------
                  Net cash used in investing activities                                      (8,790,719)


                                                                                        December 31,
                                                                                            1998
                                                                                     ------------------
Cash Flows from Financing Activities
     Borrowings under long-term obligations                                          $       17,318,429
     Repayments of long-term obligations                                                     (9,937,270)
     Repayments of subordinated debt                                                           (158,276)
     Distributions to shareholders                                                           (1,584,458)
     Proceeds from exercise of stock options                                                     30,600
     Repurchase of common stock                                                                (216,068)
                                                                                     ------------------
                  Net cash provided by financing activities                                   5,452,957
                                                                                     ------------------
Net Increase in Cash                                                                          1,431,043

Cash, December 31, 1997                                                                          39,004
                                                                                     ------------------
Cash, December 31, 1998                                                              $        1,470,047
                                                                                     ------------------
                                                                                     ------------------


-------------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information

     Cash paid during the period for interest                                        $        1,119,013
                                                                                     ------------------
                                                                                     ------------------
     Cash paid during the period for income taxes                                    $           63,000
                                                                                     ------------------
                                                                                     ------------------

Supplemental Disclosure of Noncash Investing and
  Financing Activities

     Credit received on exchange of used equipment                                   $          299,745
                                                                                     ------------------
                                                                                     ------------------

1.       Nature of Business, Subsequent Event and Significant Accounting
         Policies

         Nature of Business

         Charles Evans & Associates, a California corporation (the Company), is an analytical service and materials research laboratory specializing in state of the art micro-analysis which is considered one business segment. The Company's revenues are earned from commercial services performed on a day-to-day or contract basis (approximately 87% of 1998 revenues), as well as from contract research for various government agencies.

         Subsequent Event

         On July 2, 1999 all of the Company's outstanding common stock was acquired by Physical Electronics, Inc. a wholly-owned subsidiary of High Voltage Engineering Corporation. The total purchase price was $35 million, subject to certain adjustments. All bank debt and subordinated notes were paid in full from the sale proceeds. Concurrent with the sale, the Company's ESOP was terminated and active participants were immediately fully vested. As part of the sale, unvested stock options in the Company will be replaced by the acquiror with employee benefit plans. As a result of the sale, the lessor of the Company's Mountain View California facility exercised an option to terminate the lease in September 2000.

         Significant Accounting Policies

         Fiscal Year:

         The Company previously reported its financial results using a 52-53 week fiscal year ending on the last Saturday in August. Accordingly, fiscal year 1997 ended on August 30, 1997 and consisted of 53 weeks. During 1998 the Company changed its year-end to December 31. The results of operations and cash flows have been reported for the year ended December 31, 1998.

         Revenue Recognition:

         The Company recognizes revenues as services are provided. Revenues associated with U.S. government contracts are recognized as the earnings process is completed using the percentage of completion method of accounting. Costs incurred under cost-type U.S. government contracts are subject to audit by the U.S. government.

         Concentration of Credit Risk:

         Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances in commercial bank accounts in excess of the $100,000 Federal Deposit Insurance Corporation limits. Risks associated with cash are mitigated by banking with creditworthy institutions. Approximately 10% of the Company's billed and unbilled receivables are from governmental agencies in the U.S., and, accordingly, the related credit risk is reduced. Credit risk is further mitigated by the Company's credit evaluation process and the reasonably short collection terms.

         Property and Equipment:

         Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of five to seven years for laboratory equipment, five years for office equipment, and the lesser of five years or the lease term for leasehold improvements. The Company evaluates the recoverability of long-lived assets on an ongoing basis.

         Income Taxes:

         For federal and California income tax purposes, the Company has elected S Corporation status. Accordingly, taxable income is reported by shareholders in their individual tax returns. As a result, no provision has been made for federal income taxes in these financial statements. For California purposes, the Company is required to pay a 1.5% corporation income tax. The Company is further required to pay a 9.375% corporate income tax on sales in New Jersey.

         Stock-Based Compensation:

         The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as of the dates and for the periods presented. Actual results could differ from those estimates.

2.       Balance Sheet Detail

         Accounts Receivable:

         Accounts receivable at December 31, consists of:


                                                                                                                    1998
                                                                                                              ------------------
                  Billed:
                      Commercial                                                                              $        2,622,029
                      U.S. government                                                                                     12,414
                                                                                                              ------------------
                           Total billed                                                                                2,634,443

                  Unbilled revenue at estimated billable value:
                      Commercial                                                                                         670,032
                      U.S. government                                                                                    377,216
                                                                                                              ------------------
                           Total unbilled                                                                              1,047,248
                                                                                                              ------------------
                  Total accounts receivable                                                                            3,681,691
                  Allowance for doubtful accounts                                                                       (197,000)
                                                                                                              ------------------
                  Accounts receivable, net                                                                    $        3,484,691
                                                                                                              ------------------
                                                                                                              ------------------


         Unbilled amounts are expected to be billed and collected within one year.

         Property and Equipment:

         Property and equipment at December 31, consists of:


                                                                                                                   1998
                                                                                                                   ----
                  Laboratory equipment                                                                        $       15,788,936
                  Office equipment                                                                                     1,631,715
                  Leasehold improvements                                                                                 374,173
                                                                                                              ------------------
                                                                                                                      17,794,824
                  Accumulated depreciation and amortization                                                          (10,553,622)
                                                                                                              ------------------
                                                                                                              $        7,241,202
                                                                                                              ------------------
                                                                                                              ------------------


         The Company has $450,000 in equipment purchase commitments and an additional $1,132,605 in equipment purchase deposits as of December 31, 1998. The Company expects to purchase such equipment in 1999.

         Other Assets:
         Other assets at December 31, consists of:


                                                                                                                     1998
                                                                                                                     ----
                  Equipment purchase deposits                                                                 $        1,132,605
                  Other deposits                                                                                          94,959
                  Notes receivable from employees, net of current portion                                                183,108
                  Loan fees, net                                                                                         102,653
                  Other long-term assets                                                                                 239,560
                                                                                                              ------------------
                                                                                                              $        1,752,885
                                                                                                              ------------------
                                                                                                              ------------------


         Accrued Liabilities:
         Accrued liabilities at December 31, consists of:


                                                                                                                   1998
                                                                                                                   ----
                  Government contract audit claims                                                            $          300,470
                  Salaries, wages and benefits payable                                                                   420,373
                  Accrued commissions and revenue sharing                                                                119,574
                  Other                                                                                                   69,283
                                                                                                              ------------------
                                                                                                              $          909,700
                                                                                                              ------------------
                                                                                                              ------------------


3.       Investment in Affiliates

         The Company has a 40% partnership interest in Evans East (East), a laboratory located in New Jersey, a 45% interest in Evans Texas (Texas), a laboratory located in Texas, a 10% interest in Cascade Scientific Ltd. (doing business as Evans Europa) (Cascade), a laboratory located in Uxbridge, England, and a 20% interest in MassTek, a United Kingdom Company which develops software and equipment for laboratory use. These investments are accounted for on the equity method. Although the interest in Cascade is only 10%, the investment continues to be accounted for on the equity method as the Company's major shareholder is a member of the Board of Directors of Cascade.

         The Company is a guarantor of certain notes and obligations of East. As of December 31, 1998, the Company has guaranteed approximately $632,000 of East's obligations. The Company received $413,100 of consulting fees from East in fiscal 1998. The Company also had sales to East for analytical services totaling $361,929 and purchased $59,117 in analytical services from East during fiscal 1998. Accounts receivable includes $28,051 due from East at December 31, 1998.

         During 1998, the Company received $204,000 in rental income for laboratory equipment owned by the Company and leased to Texas. The Company received $648,588 in analytical services revenue and purchased $14,765 of analytical services from Texas. The Company has $141,040 of accounts receivable from Texas, included in billed commercial accounts receivable as of December 31, 1998 in the accompanying balance sheet.

         During 1998, The Company had sales to Cascade for analytical services totaling $65,540.

         In October 1997 the Company acquired a 20% equity interest in MassTek, (a UK Company) for 8,000 British Pounds (approximately $13,000). The Company's majority shareholder also owns 30% of MassTek and an additional 12% interest is owned by other employees of the Company. During 1997 the Company placed an order for $750,000 of equipment and software from MassTek. As of December 31, 1998 the Company had paid $593,000 and expects to take delivery in 1999.

         The following table presents the combined condensed balance sheets and operating results of East, Texas, Cascade, and MassTek as of and for the year ended December 31, 1998:


                                                                                                                     1998
                                                                                                                     ----
         Assets:
              Current assets                                                                                  $        1,946,000
              Laboratory equipment and other assets                                                                    1,904,000
                                                                                                              ------------------
                  Total                                                                                       $        3,850,000
                                                                                                              ------------------
                                                                                                              ------------------
         Liabilities and Equity:
              Current liabilities                                                                             $        1,515,000
              Long-term liabilities                                                                                      747,000
              Equity                                                                                                   1,588,000
                                                                                                              ------------------
                  Total                                                                                       $        3,850,000
                                                                                                              ------------------
                                                                                                              ------------------
         Operating Results:
              Net sales                                                                                       $        7,543,000
                                                                                                              ------------------
                                                                                                              ------------------
              Costs and expenses                                                                              $        7,355,000
                                                                                                              ------------------
                                                                                                              ------------------
              Net income                                                                                      $          188,000
                                                                                                              ------------------
                                                                                                              ------------------


4.       Borrowing Arrangements

         Bank Borrowings:

         In June 1998 the Company obtained four new, interrelated, bank credit facilities. Under the first facility the Company borrowed $7,500,000 to finance the purchase of shares of the Company's stock by its Employee Stock Ownership Plan (see note 5). The Company is obligated to repay this note over a 10 year term with approximately equal monthly principal installments. The second facility for $8,032,202 was used to refinance the Company's existing borrowings and is repayable over a 5 year term with approximately equal monthly principal installments. In connection with this refinancing, the Company paid a prepayment penalty of $285,502 to its prior creditor. The third facility provides for borrowings of up to $1,000,000 for the purchase of equipment and will be converted to a five year term note in June 1999. The fourth facility is a revolving line of credit which provides for borrowings up to $1,000,000 for working capital purposes. This agreement matures in June 1999 and renewable on an annual basis thereafter. There were no outstanding borrowings on the working capital line of credit at December 31, 1998. These loans are secured by all assets of the Company and are guaranteed by its majority shareholder. This shareholder has also pledged cash and financial securities totaling $3,750,000 as security on the ESOP-related loan. These assets are maintained in a self directed account with the creditor.

         At December 31, 1998 the carrying value of the long term debt approximates fair market value.

         These borrowing agreements require the Company to maintain certain financial covenants which it has met at December 31, 1998.

         Long-term obligations at December 31, consists of:


                                                                                                        1998
                                                                                                        ----
         Note payable to bank for ESOP financing, due in monthly installments of
         $62,500 plus interest at 30-day commercial paper rate plus 2.45% (7.55%
         at December 31, 1998) through June 2008                                                     $ 7,124,733


         Note payable to bank, due in monthly installments of $133,870 plus interest at 30-day commercial paper rate plus 2.45% (7.55% at
         December 31, 1998) through August 2003                                                        7,496,467

         Note payable to bank, due in monthly installments of $16,667 plus interest at 30-day commercial paper rate
         plus 2.45% (7.55% at December 31, 1998) through June 2004                                       999,915

         Subordinated note payable, due in monthly installments
         of $15,640, including interest at approximately 12%
         through February 2001.                                                                          344,446

         Other                                                                                             3,106
                                                                                                     -----------
                  Total                                                                               15,968,667
                  Current portion of long-term obligations                                            (2,612,686)
                                                                                                     -----------
         Long-term obligations, net of current portion
                                                                                                     $13,355,981
                                                                                                     -----------
                                                                                                     -----------


         Interest expense for the year ended December 31, 1998 consists of:


                  ESOP related interest expense                $  324,360
                  Other interest expense                          794,653
                  Interest income                                 (24,966)
                                                               ----------
                                                               $1,094,047
                                                               ----------
                                                               ----------


         Maturities of long-term obligations are approximately as follows:


                          Year Ending
                          December 31,
                          ------------
                              1999                                                 $ 2,613,000
                              2000                                                   2,730,000
                              2001                                                   2,574,000
                              2002                                                   2,556,000
                              2003                                                   2,021,000
                           Thereafter                                                3,475,000
                                                                                   -----------
                                                                                   $15,969,000
                                                                                   -----------
                                                                                   -----------


5.       Employee Stock Ownership Plan

         In 1998, the Company established a leveraged employee stock ownership plan ("ESOP"). Substantially all full-time employees who meet certain service requirements are eligible to participate in the ESOP. Company contributions to the ESOP may be made in shares of Company stock or cash and are equal to 10% of the compensation of all eligible participants ("fixed contribution") plus any additional amount determined by the Board of Directors ("discretionary contribution"). Other investments may also be made by the ESOP Board of Trustees which is comprised of stockholders and officers of the Company.

         In June 1998, the Company borrowed $7,500,000 (Bank Loan) which was then loaned to the ESOP (ESOP Loan) for the purchase of 286,369 shares of the Company's common stock from certain stockholders at fair market value, as determined by an independent appraisal, of $26.19 per share. The Company's contributions to the ESOP along with shareholder distributions on the unallocated ESOP shares are used to repay the loan principal and interest. There were no shareholder distributions on unallocated ESOP shares during 1998. At December 31, 1998, the ESOP Loan, secured by Company stock held by the ESOP, had an outstanding balance of $6,985,169. The ESOP Loan is recorded as a deduction from stockholders' equity and bears interest at 6% annually.

         The Company recognizes ESOP expense each year based on the shares committed to be released from security on the ESOP Loan multiplied by the average market value per share. During 1998 19,658 shares were released in the ESOP and allocated to participant accounts. The Company recognized related compensation expense of $514,843. At December 31, 1998, 266,711 ESOP shares had not yet been allocated to participant accounts.

         A participant's vested ESOP account balance is distributable upon the later of (a) termination of employment, (b) completion of ten years as a participant in the ESOP or (c) attaining age 65. The vested balance is distributable over a period of up to five years. Participants still employed by the Company who have attained age 55 and ten years of participation in the ESOP may request that a portion of their ESOP account balance be diversified by moving a portion of their balance out of Company stock and into alternate investments held by the ESOP. At December 31, 1998 zero shares of Company stock were allocated to participants eligible for diversification.

         Under provisions of the ESOP, for as long as the Company is an S Corporation, distributions of participants' accounts must be made entirely in cash or in Company stock subject to the restriction that it must immediately be resold to the Company. The most recent independent valuation established a fair market value of $25.48 per share as of December 31, 1998.

6.       Stock Option Plan

         The Company has two stock option plans which provide for the granting of stock options to officers, employees, directors and consultants at prices not less than fair market value of the Company's common stock as determined by the Board of Directors on the date of grant for incentive stock options and not less than 85% of the fair market value for nonstatutory stock options.

         Under the 1997 Stock Option Plan (Plan), the Company may grant options to purchase 245,000 shares of common stock. Options granted under the 1997 Plan vest ratably over five years and expire in six years.

         The 1987 Stock Option Plan expired in May 1997. Options granted under the 1987 Plan vested at the time of grant and expire five years from the date of grant.

         Option activity under the two plans is as follows:


                                                                                                                   Weighted
                                                                        Shares                                     Average
                                                                       Available              Shares               Exercise
                                                                       For Grant            Outstanding             Price
                                                                       ---------            -----------             -----
                  Balances, December 31,1997                            125,500               123,825               $5.94

                  Granted                                               (12,500)               12,500                6.00
                  Exercised                                                   -                (5,100)               6.00
                  Canceled                                                3,000                (3,000)               6.00
                                                                        -------               -------
                  Balances, December 31, 1998 (24,925
                    options exercisable at a weighted
                    average price of $5.69)                             116,000               128,225               $5.94
                                                                        -------               -------
                                                                        -------               -------


         Shares issued to employees under the Plan may only be sold or transferred to the Company or an existing stockholder and are subject to repurchase by the Company upon termination of employment, at fair market value as determined by the Board of Directors.

         Additional information regarding options outstanding as of December 31, 1998 is as follows:


                                                                                             Weighted
                                                                                             Average
                                                                                             Remaining
                                                                        Number              Contractual             Options
                             Exercise Prices                          Outstanding           Life (Years)           Exercisable
                             ---------------                          -----------           ------------           -----------
                                  $3.80                                   2,225                 2.0                   2,225
                                  $5.19                                   3,600                 2.8                   3,600
                                  $6.00                                 122,400                 4.7                  19,100
                                                                        -------                 ---                  ------
                                                                        128,225                 4.6                  24,925
                                                                        -------                 ---                  ------
                                                                        -------                 ---                  ------


         Additional Stock Plan Information:

         As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), requires disclosure of the pro forma net income and earnings per share as if the Company adopted the fair value method as of the beginning of fiscal 1996. The fair value of stock-based awards to employees has been calculated using the minimum value method with the following weighted average assumptions: expected life, five years; risk-free interest rate, 5.0%; and no dividends (dividends related to distributions of shareholders pro rata share of income taxes on Company income have been excluded) during the expected term. Had awards been amortized to expense over their vesting period, the effect on reported net income for 1998 would not have been material.

7.       Income Tax Expense

         Income tax expense for the year ending December 31, 1998 consists of the following:


                                                                      1998
                                                                      ----
              Current                                               $45,882
              Deferred                                               20,000
                                                                    -------
                                                                    $65,882
                                                                    -------
                                                                    -------


         Deferred taxes result primarily from the use of different depreciation methods for financial statement and state income tax reporting purposes and use of the cash basis of accounting for income tax purposes.

         At December 31, 1998 the financial statement basis of net assets exceeds the income tax basis of net assets by approximately $4.6 million.

8.       Employee Benefit Plans

         The Company has a deferred compensation plan for substantially all employees which is qualified under Section 401(k) of the Internal Revenue Code. In 1998, the Company's contributions to the plan totaled $254,658.

9.       Geographic Information

         Information concerning the Company's operations by geographic area for fiscal 1998 is as follows:


                                                                       1998
                                                                       ----
              United States                                         $20,097,987
              Foreign countries                                       2,427,137
                                                                    -----------
                           Total revenues                           $22,525,124
                                                                    -----------
                                                                    -----------


10.      Commitments and Contingencies

         Operating Lease Commitments:

         The Company leases its facilities under three operating leases that expire through January 2001. The Company subleases part of one facility under a sublease that expires in August 2000.

         Minimum annual rental payments under operating leases, net of minimum sublease payments are as follows:


                      Year Ending
                      December 31,
                      ------------
                         1999                    $1,091,000
                         2000                       628,000
                         2001                        12,000
                                                 ----------
                         Total                   $1,731,000
                                                 ----------
                                                 ----------


         Total rent expense under operating leases was approximately $ 1,031,000 for 1998. One of the operating leases requires the Company to provide the landlord with a $100,000 letter of credit. To secure this letter of credit, the Company maintains a $100,000 account balance in a designated cash account.

         (b)  PRO FORMA FINANCIAL STATEMENTS

         On July 2, 1999, Physical Electronics, Inc. ("PHI"), a wholly owned subsidiary of High Voltage Engineering Corporation ("the Company"), acquired all the outstanding capital stock of Charles Evans & Associates ("CE&A") pursuant to a Stock Purchase Agreement ("Agreement") among PHI and the shareholders of CE&A. Under the Agreement, the current shareholders of CE&A received in exchange for their stock an aggregate of $35,000 in cash reduced by the amount of all debt of CE&A outstanding at the closing. In addition, the shareholders of CE&A are entitled to an amount equal to the additional state and federal income taxes payable due as a result of the election by PHI and the shareholders of CE&A to have the purchase and sale of the purchased shares treated as an asset sale under state and federal tax codes, plus an amount equal to the state and federal income and franchise taxes payable as a result of the payment.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

         The following Unaudited Pro Forma Consolidated Balance Sheet presents the pro forma financial position of the Company as if the acquisition of CE&A had occurred on April 24, 1999. The following Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended April 24, 1999 present the results of operations of the Company as if the acquisition had occurred at the beginning of the period presented. The Unaudited Pro Forma Consolidated Financial Data for the fiscal year ended April 24, 1999 have been prepared by the Company's management and are not necessarily indicative of the Company's financial position and results of operations had the acquisition actually occurred on the assumed dates, nor are they necessarily indicative of the Company's financial position and results of operations for any future period. In the opinion of management, all necessary adjustments have been made to fairly present this pro forma information. The Unaudited Pro Forma Consolidated Financial Data are based on the historical financial statements of High Voltage Engineering Corporation and subsidiaries and Charles Evans and Associates, Inc. and give effect to the assumptions and adjustments set forth in the accompanying notes. References to the Company's pro forma fiscal year ended April 24, 1999, combine, on a pro forma basis, the results of High Voltage Engineering Corporation and subsidiaries for the fiscal year ended April 24, 1999 and Charles Evans & Associates, Inc. for the last twelve months ("LTM") ended March 31, 1999. The fiscal year end of Charles Evans & Associates, Inc. is on December 31.

         The allocation of the aggregate purchase price for the acquisition, together with the liabilities assumed pursuant thereto, to the net assets acquired has been based on management's preliminary estimate, based on a preliminary appraisal of the fair value of such assets and liabilities. Adjustments to asset values and liabilities in the final allocation may differ from these estimates, which could impact future earnings. Management believes that such adjustments will not have a material impact on the pro forma financial statements.

         The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the unaudited consolidated financial statements of High Voltage Engineering Corporation and subsidiaries for the three months ended July 31, 1999 filed with the Securities and Exchange Commission, on Form 10-Q on file.

             HIGH VOLTAGE ENGINEERING CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF APRIL 24, 1999
                            (DOLLARS IN THOUSANDS)


                                                               HISTORICAL                   PRO FORMA
                                                        ------------------------    -------------------------
                                                          HVE(a)       CE&A(b)       ADJUSTMENTS     COMBINED
                                                        ---------    -----------    -------------    --------
                                                        (Audited)    (Unaudited)
                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........................    $ 31,459      $  1,704      $(18,624) (c)    $ 14,539
  Restricted cash...................................       1,281                                        1,281
  Accounts receivable, net..........................      58,057         3,521                         61,578
  Refundable income taxes...........................         479                                          479
  Inventories.......................................      39,340                                       39,340
  Prepaid expenses and other current assets.........       1,939           345                          2,284
                                                        --------      --------      --------         --------
         Total current assets.......................     132,555         5,570       (18,624)         119,501
PROPERTY, PLANT AND EQUIPMENT, Net..................      53,481         9,063         6,808  (e)      69,352
INVESTMENT IN JOINT VENTURE.........................       1,805                                        1,805
ASSETS HELD FOR SALE, Net...........................       3,759                                        3,759
OTHER ASSETS, Net...................................      16,494           896        12,660  (e)      30,669
                                                                                       2,269  (e)
                                                                                      (1,650) (d)
RESTRICTED CASH.....................................      16,376                     (16,376) (c)          --
COST IN EXCESS OF NET ASSETS ACQUIRED...............      25,765                       2,978  (e)      28,743
                                                        --------      --------      --------         --------
                                                        $250,235      $ 15,529      $(11,935)        $253,829
                                                        --------      --------      --------         --------
                                                        --------      --------      --------         --------
LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt obligations..    $  4,139      $  2,662      $ (2,662) (c)    $  4,139
  Foreign credit line...............................          44                                           44
  Accounts payable..................................      22,010           201                         22,211
  Accrued interest..................................       3,071                                        3,071
  Accrued liabilities...............................      24,399         1,480           180  (c)      26,059
  Advance payments by customers.....................       6,119           315                          6,434
  Federal, foreign and state income taxes payable...       3,904                                        3,904
  Deferred income taxes.............................       1,570            78                          1,648
                                                        --------      --------      --------         --------
         Total current liabilities..................      65,256         4,736        (2,482)          67,510
REDEEMABLE PUT WARRANTS.............................       2,900                                        2,900
LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES......     171,704        12,680       (12,680) (c)     171,704
DEFERRED INCOME TAXES...............................       6,838                                        6,838
OTHER LIABILITIES...................................       9,648                       2,990  (e)      12,638
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK..........................      35,229                                       35,229
STOCKHOLDERS' (DEFICIENCY) EQUITY...................     (41,340)       (1,887)        1,887  (e)     (42,990)
                                                                                      (1,650) (d)
                                                        --------      --------      --------         --------
                                                        $250,235      $ 15,529      $(11,935)        $253,829
                                                        --------      --------      --------         --------
                                                        --------      --------      --------         --------


                 See accompanying Notes to Unaudited Pro Forma
                          Consolidated Balance Sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF APRIL,24, 1999
                            (DOLLARS IN THOUSANDS)

(a) For purposes of the Unaudited Pro Forma Consolidated Balance Sheet, the term "HVE" refers to High Voltage Engineering Corporation and subsidiaries.

(b) For purposes of the Unaudited Pro Forma Consolidated Balance Sheet, the term "CE&A" refers to Charles Evans & Associates, Inc. The financial position of CE&A is as of March 31, 1999, the end of CE&A's first fiscal quarter.

(c) Reflects the estimated sources and uses of funds for the acquisition, assuming they had occurred as of April 24, 1999.:


         SOURCES OF FUNDS:
           Cash .............................................................                 $35,180
                                                                                              -------
                    Total sources of funds ..................................                  35,180
                                                                                              -------
                                                                                              -------
         USES OF FUNDS:
           Acquisition:
              Cash consideration paid to holders of CE&A capital stock and
               holders of options to purchase capital stock(i) ..............      $19,658
              Repayment of existing CE&A indebtedness:
                           -- current maturities ............................        2,662
                           -- long-term obligations .........................       12,680    $35,000
                                                                                   -------
              Estimated acquisition expenses ................................                     180
                                                                                              -------
                   Total uses of funds ......................................                 $35,180
                                                                                              -------
                                                                                              -------


          (i) Cash consideration paid to the holders of CE&A capital stock and holders of options to purchase capital stock includes transaction fees and expenses of approximately $180. In addition, the Company is required to pay to the former shareholders of CE&A an amount equal to the additional state and federal income taxes payable due as a result of the election by the Company and the shareholders of CE&A to have the purchase and sale of the purchased shares treated as an asset sale under state and federal tax codes, plus an amount equal to the state and federal income and franchise taxes payable as a result of the payment.

(d)      Reflects the following adjustments to Stockholders' equity
         (deficiency):


              Charges to historical earnings:
              Write-off of purchased in-process research and development.....        1,650
                                                                                   -------

(e) Reflects the purchase price allocation to cost in excess of net assets acquired using the purchase method of accounting. The preliminary allocation of the purchase price and related transaction costs is as follows:

              Cash consideration paid to holders of CE&A capital stock and
              holders of options to purchase capital stock...................                 $19,658
              Estimated acquisition expenses.................................                     180
              Less: Acquisition adjustments to CE&A's historical financial statements(i):
                    Elimination of CE&A's stockholders' equity...............      $(1,887)
                    Increase in intangibles(ii)(iii).........................       12,660
                    Write-up of CEA fixed assets(iii)........................        6,808
                    Write-up of investment in affiliated companies...........        2,269
                    Estimated fair value of assumed compensation liability...       (2,990)    16,860
                                                                                   -------    -------
              Cost in excess of net assets acquired..........................                 $ 2,978
                                                                                              -------
                                                                                              -------


           (i) In addition the Company is obligated to pay an amount equal to the additional state and federal income taxes payable due as a result of the election by the Company and the shareholders of CEA to have the purchase and sale of the purchased shares treated as an asset sale under state and federal tax codes, plus an amount equal to the state and federal income and franchise taxes payable as a result of the payment. The fair value of net assets acquired has been based on management's preliminary estimate, based on a preliminary appraisal of the fair value of such assets and liabilities. Adjustments to asset values and liabilities in the final allocation may differ from these estimates, which could impact future earnings. Management believes that such adjustments will not have a material impact on the pro forma financial statements.

         (ii) Consists of the following (with the amortization period noted parenthetically):


                  Proprietary Know-how (20 years) ...................................  $ 2,300
                  Assembled Workforce (20 years) ....................................    3,860
                  Customer base (20 years) ..........................................    4,850
                  In-process research and development -- (see note (d) above) .......    1,650
                                                                                       -------
                             Total...................................................  $12,660
                                                                                       -------
                                                                                       -------


         (iii) Based on a preliminary estimate by management as of July 30, 1999.

              HIGH VOLTAGE ENGINEERING CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED APRIL 24, 1999
                             (DOLLARS IN THOUSANDS)

                                                                    HISTORICAL                      PRO FORMA
                                                             -------------------------    ----------------------------
                                                               HVE(a)        CE&A(b)      ADJUSTMENTS        COMBINED
                                                             ---------     -----------    -----------       ----------
                                                             (Audited)     (Unaudited)
Net sales ......................................             $248,054      $   22,085     $   (1,180) (c)    $268,959
Cost of sales ..................................              159,209          16,003           (598) (c)     174,727
                                                                                                 113  (d)
                                                             ---------     -----------    -----------       ----------
     Gross profit ..............................               88,845           6,082           (695)          94,232
Administrative and selling expenses ............               51,655           3,790            (10) (c)      56,147
                                                                                                 149  (e)
                                                                                                  12  (d)
                                                                                                 551  (f)
Research and development expenses ..............               17,579              77                          17,656
Restructuring charge ...........................                  580              --                             580
Reimbursed environmental and litigation
  costs-net ....................................                  293              --                             293
Other ..........................................               (1,424)           (125)                         (1,549)
                                                             ---------     -----------    -----------       ----------
     Income from operations ....................               20,162           2,340         (1,397)          21,105
Interest expense ...............................               19,854           1,201         (1,201) (g)      19,854
Interest income ................................                1,897              37                           1,934
                                                             ---------     -----------    -----------       ----------
     Income from continuing operations
       before income taxes......................                2,205           1,176           (196)           3,185
Income taxes (credit) ..........................               (2,112)             --             --  (h)      (1,642)
                                                                                                 470  (i)
                                                             ---------     -----------    -----------       ----------
     Income from continuing operations..........                4,317           1,176           (666)           4,827
     Preferred dividend ........................               (4,329)             --                          (4,329)
     Accretion of redeemable preferred stock ...                 (443)             --                            (443)
                                                             ---------     -----------    -----------       ----------
(Loss) income applicable to common stockholders
     before extraordinary item .................             $   (455)     $    1,176     $     (666)          $   55
                                                             =========     ===========    ===========       ==========
Ratio of earnings to fixed charges(j) ..........                1.09x                                           1.12x
Net (loss) income per common share:
  Net (loss) income applicable to common
   stockholders ................................             $(420.13)                                     $    50.78
                                                           ===========                                     ===========
Net (loss) income per common share--assuming dilution:
  Net (loss) income applicable to common
   stockholders ................................                                                           $   194.83
                                                                                                           ===========
Weighted average common stock outstanding ......                1,083                                           1,083
                                                           ===========                                     ===========
Weighted average common stock outstanding and
 dilutive equivalents outstanding ..............                                                                1,237
                                                                                                           ===========

           See accompanying Notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED APRIL 24, 1999
                             (DOLLARS IN THOUSANDS)


(a) For purposes of the Unaudited Pro Forma Consolidated Statement of Operations, the term "HVE" refers to High Voltage Engineering Corporation and subsidiaries.


(b) For purposes of the Unaudited Pro Forma Consolidated Statement of Operations, the term "CE&A" refers to Charles Evans & Associates, Inc. The results of operations of CE&A are for the last twelve months ("LTM") ended March 31, 1999.


(c) Reflects a decrease in net sales of $1,180 and cost of sales of $598 and a decrease of $10 in administrative and selling expenses resulting from the reversal of equipment purchases by CE&A from PHI for the the fiscal year ended April 24, 1999.


(d) Reflects an increase in depreciation expense resulting from a preliminary valuation by management, based on a preliminary appraisal, of both the estimated fair value of the fixed assets acquired and their estimated remaining service lives as of April 24, 1999. Such assets will be depreciated over their estimated remaining service lives which range from one to twelve years. See note (e) to "Notes to Unaudited Pro Forma Consolidated Balance Sheet." The increase in depreciation expense is allocated $113 to cost of sales, $12 to administrative and selling expenses, respectively, for the fiscal year ending April 24, 1999. The allocation of the increase in depreciation expense is based upon the allocation of historical depreciation expense in the results of operations of CE&A for the LTM period ended March 31, 1999.


(e) Reflects $149 of estimated amortization of cost in excess of net assets acquired, totaling $2.9 million, over 20 years resulting from the acquisition for the fiscal year ended April 24, 1999. See note (e) to "Notes to Unaudited Pro Forma Consolidated Balance Sheet."


(f)      Reflects $551 of amortization of intangible assets, totaling
         $11.0 million, resulting from the acquisition for the fiscal year ended April 24, 1999. See note (e) (ii) to "Notes to Unaudited Pro Forma Consolidated Balance Sheet."


(g) Reflects the reversal of historical interest expense as a result of the payoff of current and long-term debt of CE&A.

(h) Reflects provision for income taxes as a result of applying the Company's effective tax rate of 40% to all pro forma adjustments.

(i) The provision for income taxes reflects provisions that would have ben recorded had CE&A been a C Corporation for tax purposes during the periods shown using an estimated income tax rate of 40%.

(j) For the purpose of this computation, earnings are defined as income or loss from continuing operations before income taxes, extraordinary items and fixed charges. Fixed charges are the sum of: (i) interest cost; (ii) amortization of deferred financing costs; (iii) the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third); (iv) dividends on preferred stock; and (v) accretion of redeemable put warrants.

       (c)  Exhibits.

               EXHIBIT NO.     DESCRIPTION
                   2.1         Stock Purchase Agreement, dated as of June
                               2, 1999, among (i) Physical Electronics,
                               Inc.; (ii) for the purposes of certain
                               sections only, Charles Evans & Associates
                               ("CEA"); (iii) the Trustee of the Charles
                               Evans & Associates Employee Stock Ownership
                               Plan (the "ESOP"), on behalf of the ESOP;
                               and (iv) the stockholders of CEA named on
                               SCHEDULE A thereto.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 17, 1999               HIGH VOLTAGE ENGINEERING
                                         CORPORATION


                                         By:      /s/ JOSEPH W. MCHUGH, JR.
                                            --------------------------------
                                         Name:      Joseph W. McHugh, Jr.
                                         Title:     Chief Financial Officer